Exhibit 99.(a)

Exhibit A

PROXY VOTING POLICY

I.                                      Generally

Rules adopted by the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) require the Funds to disclose publicly its proxy voting policies and procedures, as well as its actual proxy votes. The SEC rules also permit the Funds to delegate its proxy voting responsibilities to the Funds’ Investment Manager, Investment Adviser, and Subadvisers (collectively “the Advisers”). In connection with this ability to delegate proxy voting responsibilities, the SEC has adopted rules under the Investment Advisers Act of 1940, as amended, that require the Advisers to adopt and implement written proxy voting policies and procedures that are reasonably designed to ensure that it votes proxies on behalf of its clients, when given such authority, in the best interests of those clients.

Consistent with the SEC’s requirements, the Funds have delegated responsibility for voting its proxy to the Funds’ Investment Manager, Investment Adviser and Subadvisers. The Advisers have adopted proxy voting policies and procedures to ensure the proper, and timely, voting of the proxies on behalf of the Funds. Moreover, the Advisers will assist the Funds in the preparation of each Fund’s complete proxy voting record on Form N-PX for the twelve-month period ended June 30, by no later than August 31 of each year.

II.                                Procedures

Each Fund shall ensure that its investment manager, investment adviser and subadvisers are compliant with applicable rules and regulations. These rules and regulations require, in part, that each Fund disclose how it votes each proxy. The rules and regulations also require that the Advisers disclose that they have (1) adopted and implemented proxy voting policies; and (2) adopted procedures regarding how each portfolio security is voted in relation to each Fund. The Adviser must disclose that the procedures are the following:

1.                                    are written;

2.                                    are reasonably designed to ensure that the adviser votes proxies in the best interest of the adviser’s clients;

3.                                    describe the adviser’s proxy voting procedures to the adviser’s clients and provides copies of the adviser’s proxy voting procedures on request;

4.                                    set forth the process by which the adviser evaluates the issues presented by a proxy and records the adviser’s decision about how the proxy will be voted;

5.                                    establish procedures for the identification and handling of proxies that involve material conflicts of interest with the adviser’s clients; and

6.                                    disclose to the adviser’s clients how the clients may obtain information on how the adviser voted the clients’ proxies.

The Funds also shall disclose to shareholders the policies and procedures that are used to determine how to vote proxies. The Funds include in the Funds’ statement of additional information appropriate summary disclosure regarding the proxy voting policies and procedures of the Funds’ adviser and subadvisers, and any third party retained by the Funds’ investment adviser or sub-adviser to determine how to vote proxies. In addition, as required by the financial statements’ requirements of Form N-1A and N-2, the Funds’ financial statements must include a statement that a description of the policies and procedures that the Funds use to vote proxies relating to portfolio securities is available, without charge: (i) upon request, by calling a specified toll-free (or collect)

Exhibit A

telephone number; or (ii) on the Funds’ website; and (iii) on the SEC website at www.sec.gov.

The Funds also shall file with the SEC, on an annual basis, the complete proxy voting record of each Fund on Form N-PX for the twelve-month period ending June 30th, by no later than August 31st of each year, which Report on Form N-PX shall be executed by the principal executive officer of the each Fund. Each Fund’s proxy voting record on the Form N-PX Report shall be made available by each Fund, without charge, upon request, by calling specified toll-free (or collect) telephone number (but is not available on the Funds’ website). If a Fund receives a telephonic request for a proxy voting record, the Fund shall send the requested information disclosed in the Fund’s most-recently filed Report on Form N-PX within three (3) business days of the receipt of the request for this information, by first-class mail or other means designed to ensure equally prompt delivery.

Sub-advisers to the Funds must have procedures and internal controls to ensure compliance with proxy voting regulations. Specifically, the sub-advisers must have procedures for the reporting of proxy voting, and communicating changes in proxy voting policies to the Funds. Prior to Board approval of new advisers, the Chief Compliance Officer (“CCO”) reviews the proxy voting policies and procedures of the sub-adviser. The CCO ensures that any inadequate procedures or controls of a sub-adviser are reported to the Board and must be corrected in a timely manner.